Third Quarter 2024 Earnings Call Tim Oliver, President & Chief Executive Officer Paul Campbell, Chief Financial Officer Stuart Mackinnon, Chief Operating Officer 1 Wednesday, November 13th, 2024

FORWARD-LOOKING STATEMENTS NCR Atleos Confidential 2 NCR Atleos Corporation (“NCR Atleos,” “Atleos” or the “Company”) cautions that comments made during this presentation and in these materials contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “estimate,” “expect,” “target,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “would,” “potential,” “positioned,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company's plans, targets, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in these materials include, without limitation, statements regarding the future commercial or financial performance of the Company following the separation from NCR Corporation (“Voyix” or “NCR Voyix”), and value creation and ability to innovate and drive growth generally as a result of such transaction; the expected financial performance of the Company for 2024; the Company's net leverage ratio targets for year-end 2024 and long-term; our expected areas of focus and strategy to drive growth and profitability and create long-term stockholder value, including key performance indicator targets and expectations for 2024; the Company's focus on advancing strategic growth initiatives and transforming the Company into a software-led ATM as a service company with a higher mix of recurring revenue streams, including the Company's focus on driving efficiencies and standardizing cloud-native service offerings; statements regarding redeployment priorities, and future capital allocation priorities and our expected free cash flow for 2024; and our expectations of NCR Atleos' ability to deliver increased value to customers and stockholders. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company's control, including the failure of NCR Atleos to achieve some or all of the expected strategic benefits or opportunities expected from the spin-off, that NCR Atleos may incur material costs and expenses as a result of the spin-off, that NCR Atleos has no pre-spin operating history as an independent, publicly traded company, and NCR Atleos' historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results, NCR Atleos' obligation to indemnify NCR Voyix pursuant to the agreements entered into connection with the spin-off (including with respect to material taxes) and the risk NCR Voyix may not fulfill any obligations to indemnify NCR Atleos under such agreements, that under applicable tax law, NCR Atleos may be liable for certain tax liabilities of NCR Voyix following the spin-off if NCR Voyix were to fail to pay such taxes, that agreements binding on NCR Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions, potential liabilities arising out of state and federal fraudulent conveyance laws, the fact that NCR Atleos may receive worse commercial terms from third-parties for services it presently receives from NCR Voyix, that after the spin-off, certain of NCR Atleos' executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR Voyix, potential difficulties in maintaining relationships with key personnel, NCR Atleos will not be able to rely on the earnings, assets or cash flow of NCR Voyix and NCR Voyix will not provide funds to finance NCR Atleos' working capital or other cash requirements. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. As you read and consider this presentation, you should understand that these statements are not guarantees of performance or results. Although the Company believes that assumptions underlying the forward-looking statements contained herein are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company's registration statement on Form 10 and amendments thereto, the final information statement, included as an exhibit to the Company's current report on Form 8-K filed with the SEC on August 15, 2023, the Company’s annual report on Form 10-K filed with the SEC on March 26, 2024, quarterly reports on Form 10-Q and current reports on Form 8-K. These materials are dated November 12, 2024, and Atleos does not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NOTES TO INVESTORS NON-GAAP MEASURES. While Atleos reports its results in accordance with generally accepted accounting principles in the United States, or GAAP, comments made during this conference call and in these materials will include or make reference to certain "non-GAAP" measures, including: amounts in constant currency, adjusted gross margin rate (non-GAAP); diluted earnings per share (non-GAAP); adjusted free cash flow-unrestricted; adjusted gross margin (non-GAAP); net debt; adjusted EBITDA; adjusted EBITDA growth; adjusted EBITDA margin; the ratio of net debt to adjusted EBITDA or Net Leverage Ratio; adjusted income from operations (non-GAAP); adjusted interest and other expense (non-GAAP); adjusted income tax expense (non-GAAP); effective income tax rate (non-GAAP); and adjusted net income attributable to Atleos (non-GAAP). These measures are included to provide additional useful information regarding Atleos' financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures, and reconciliations of these non-GAAP measures to their directly comparable GAAP measures, are included in the accompanying "Supplementary Materials" and are available on the Investor Relations page of Atleos' website at www.ncratleos.com. Descriptions of many of these non-GAAP measures are also included in Atleos' SEC reports. TRADEMARKS. All trademarks, service marks and trade names appearing in this presentation are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. USE OF CERTAIN TERMS. As used in these materials: (i) the term "recurring revenue" includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. (ii) the term "annualized recurring revenue" or "ARR" is recurring revenue, excluding software license sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. (iii) the term "LTM" means last twelve months. (iv) the term "ARPU" means average revenue per unit. (v) the term "ATMaaS" means ATM as a Service, our turnkey, end-to-end ATM platform solution. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. Websites referenced in this presentation are not incorporated by reference into the presentation. NCR Atleos Confidential 3

Business Update Tim Oliver President and Chief Executive Officer NCR Atleos Confidential 4

Q3 Exceeded Expectations On Track for Full Year 2024 Goal Achievement Carrying Momentum into 2025 Steady sequential improvement across four quarters Positive free cash flow in each quarter Significant progress on innovation programs Strategic growth areas delivering higher ARPU’s Financial performance above guided ranges for revenue, Adj. EBITDA, and Adj. EPS Software and Services demand pushed recurring revenue mix higher Extended 2024 trend of significant sequential margin expansion Operational performance and customer service levels improved Both Service and Hardware backlogs and pipelines are robust Replacement cycle enables upgrading hardware and extending service set Shared self-service banking utility is gaining traction globally Transaction volumes continue to grow paced by new transaction types Strong Third Quarter Has Atleos on Track for Impressive First Year NCR Atleos Confidential 5

• Revenue and EBITDA exceeded the high-end of segment guidance • Product & solution innovation and performance drove strong order volume across all lines of business and strategic wins in all regions • Service focused strategy is resonating with customers leading to 7% y/y growth in software and services revenue and 8% recurring revenue growth • ATMaaS revenue increased 23% y/y to $49 million and $200 million on an annualized basis; backlog and sales pipeline increased sequentially • Vigorous productivity efforts drove sequential margin expansion; on track to more than offset separation transaction dis-synergies • ATMaaS Success − Won deal with a top U.S. bank for an off-premise fleet; potential for expansion − Strong adoption with community / regional banks; value proposition centered on cost savings, hardware refresh, and access to current software − Solution is now active in 11 countries and offered in 34 countries • Strong demand and backlog for cash recyclers, with several orders from major banks in the quarter • Service performance levels reached 2+ year highs and are driving excellent customer satisfaction that is translating to favorable order share • Implementation of cloud-based field services platform that will improve service quality, drive productivity, and facilitate the global rollout of AI driven services efficiency Q3 Results Business Developments Self-Service Banking Growth Strategy is Delivering Results NCR Atleos Confidential 6

Network Strong & Steady Profits and Cash Flow Contribution

Q3 Results

- Revenue and EBTIDA were in line with guidance ranges and up sequentially
- Solid international revenue growth led by double digit transaction growth in the UK
- Allpoint network expansion to new financial institutions contributed to double digit y/y growth in surcharge free transactions
- ARPU hit another high point on high single digit y/y growth in total transactions and ongoing optimization of the hardware base
- Deposit transactions increased more than 200% y/y and 50% sequentially fueled by greater adoption from banks and expansion among our existing customers

Business Developments

- Allpoint network expansion: Added four new regional merchants and new financial institutions to the Allpoint network, bolstering both sides of the network
- Deposit uptake continues to ramp up with key financial institution partners in the U.S., including Capital One, PNC, and Navy Federal Credit Union resulting in more than $168M deposited in 3Q
- Enabled ~10k ATM units with tap technology resulting in 1M transactions in Q3 and moving ; improves platform security & reduces operational intensity
- Went live in Greece and laid groundwork for expansion to Italy
- Expanded access for new transaction sets such as Ready Code and commercial deposits

NCR ATLEOS

NCR Atleos Confidential 7

Significant Progress on Key 2024 Objectives 2024 Objectives 2024 Initiatives Q3 2024 Progress Update Differentiate & Grow ■ Offer best-in-class solutions and service ■ Leverage existing operations ■ Expand markets and transaction sets ■ Advance ATMaaS model ✓ Exceeded critical milestones in product development and service delivery ✓ Grew ATMaaS revenue 23% y/y to $49 million with the backlog and pipeline up sequentially, and identified opportunities to broaden adoption ✓ Significant progress in building new transaction sets for the Network business Optimize Resource Allocation ■ Establish a culture of continuous improvement ■ Identify and realize efficiency opportunities ■ Apply disciplined approach to investment ■ Allocate capital to enhance shareholder value ✓ Completed reorganization of customer service and business operations ✓ Launched additional productivity initiatives that are part of our project plan that is expected to generate over $100 million in annualized savings Complete Separation ■ Complete the transfer of operations in certain markets that remained after transaction close ■ Wind down TSA agreements ✓ TSA and Commercial Agreements with Voyix are winding down ahead of plan ✓ Impact in 2025 and beyond will be minimal NCR Atleos Confidential 8

Financial Review Paul Campbell Chief Financial Officer NCR Atleos Confidential 9

$100 $150 $200 Q1 24 Q2 24 Q3 24 $207 $193 $162 $0 $500 $1,000 Q1 24 Q2 24 Q3 24 Q3 Revenue and EBITDA Exceeded Expectations 10 $ in millions, except percentages and per share amounts ■ Q3 '24 Revenue of $1,078M, +4% on a constant currency basis or +1% y/y as reported ■ Q3 '24 Recurring Revenue of $790M, +6% y/y on a constant currency basis or +3% y/y as reported ■ Strong sequential Adjusted EBITDA improvement YTD driven by continuous improvement initiatives ■ Adjusted EBITDA margin expanded 380 bps from Q1 to Q3 Consolidated Adjusted EBITDAConsolidated Revenue/Recurring $1,081 $793 $790 $1,078$1,050 $763 19.2% 17.9% 15.4%

$0 $50 $100 Q1 24 Q2 24 Q3 24 $38 $0.00 $1.00 Q1 24 Q2 24 Q3 24 Strong Earnings and Continued Free Cash Flow Generation in Q3 11 $ in millions, except percentages and per share amounts ■ Q3 was above the high-end of our guidance range ■ 10% sequential Adj. EPS growth is consistent with our projections that earnings will build through the year ■ Q3 Free Cash Flow includes ~$50M working capital timing use [AP and Inventory] returning in Q4 ■ Consistent positive free cash flow generation across 3 consecutive quarters and $123M year-to- date Adjusted Free Cash FlowNon-GAAP Diluted EPS $0.81 $16 $0.89 $0.41 $69

$1,475 $1,575 $1,675 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 45% 55% 65% 75% Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 $0 $100 $200 Q1 24 Q2 24 Q3 24 $550 $625 $700 Q1 24 Q2 24 Q3 24 $673 Recurring Revenue Mix % ARR 59% $1,551 $677 $167 $1,664 61% Up 200 bps y/y • 11 consecutive quarters of y/y growth in recurring revenue Up 7% y/y • Led by 8% Growth in Software and Services $158 Self-Service Banking Key Financial Metrics and KPIs $ in millions, except percentages 12 +3% y/y +6% seq $628 $134 21.3% 23.5% 24.7% Revenue Adjusted EBITDA Key Strategic Metrics

$140 $160 $180 $200 $220 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 $7.5 $8.5 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 $5 $10 $15 $20 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 $13.9 $20 $45 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 $49 LTM ARPU (in thousands)ARR (in millions) Up 6% y/y • Accelerating customer interest in adoption • Emphasizing deals in higher yield regions $8.0 $16.1 $160 $47 $14.4 Up 23% y/y • Customer count increased 46% • Launched 10 new markets y/y $8.5$196 $46 $40 $42 $13.5 $13.5 ATM as a Service Key Financial Metrics and KPIs $ in millions, ARPU, and percentages 13(1) Gross profit includes management’s estimates of certain cost allocations +23% y/y +4% seq +19% y/y +12% seq Revenue Gross Profit(1) Key Strategic Metrics

$14.0 $15.0 $16.0 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Up 7% y/y • Continued to drive incremental transactions over our asset base • Global withdrawal volumes up 9% y/y and Deposits are up 218% y/y 75 80 85 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 $0 $60 $120 Q1 24 Q2 24 Q3 24 $150 $250 $350 Q1 24 Q2 24 Q3 24 Network Managed Units (in thousands) LTM ARPU (in thousands) 83 $326 $103 $14.8 $15.9 80 Down 4% y/y • Pharmacy partners rationalizing low performing stores • Unit volumes increase in 2025 through addition of new clients $332 $101 Network Key Financial Metrics and KPIs $ in millions 14 +2% seq +2% seq$310 $86 $ in millions 27.7% 31.0% 31.0% Revenue Adjusted EBITDA Key Strategic Metrics

Revenue Q1 2024 Q2 2024 Q3 2024 Services & Software $514 $540 $542 Transactional (Network segment) 303 319 324 Hardware 172 191 189 Total Core Revenues $989 $1,050 $1,055 Other – Voyix 61 31 23 Total Atleos Revenue $1,050 $1,081 $1,078 Gross Profit (Non-GAAP)1 Q1 2024 Q2 2024 Q3 2024 Services & Software $163 $169 $184 Transactional (Network Segment) 83 96 99 Hardware 29 37 30 Corporate unallocated (37) (30) (30) Total Core Gross Profit $238 $272 $283 Other – Voyix 6 4 3 Total Atleos Gross Profit $244 $276 $286 Services & Software Momentum Drives Topline and Profit Growth 15 $ in millions (1) Refer to definitions in the supplementary section of the presentation. Adjusted gross profit (non-GAAP) for the product lines include management’s estimates of certain cost allocations. Supplementary product information provided on this slide is for modeling purposes only and is not considered by Company management in assessing segment performance.

*Does not reflect 10/17/2024 Refinancing Transaction (1) Cash and cash equivalents as presented in our Condensed Consolidated Balance Sheets. (2) Refer to the definitions in the supplementary section of the presentation. (3) Reflects management’s assessment for Q3 2024 and Q3 2023 capital expenditures. Balance Sheet & Liquidity September 30, 2024 December 31, 2023 Liquidity $689* $676 Revolving Credit Availability $294 $337 Cash (unrestricted)(1) $395 $339 Total Debt $2,994 $3,014 Net Debt(2) $2,599 $2,675 Net Leverage Ratio(2) 3.5X 3.7X Free Cash Flow Q3 2024 Adjusted EBITDA $207 Capital Expenditures ($33) Maintenance capital expenditures(3) ($19) Growth capital expenditures(3) ($10) ATMaaS capital expenditures(3) ($4) Cash paid for Taxes ($14) Cash paid for Interest ($45) Change in Working Capital ($57) Other items ($20) Adj. Free Cash Flow – Unrestricted $38 Strong Financial Position and Significant Free Cash Flow NCR Atleos Confidential 16 $ in millions

Debt Refinancing Reflects Investor Confidence in Earnings Power

$ in millions, except percentages

Credit Facility Refinancing

- Completed credit facilities refinancing transactions on October 17th
- Resulted in ~100 bps reduction in wtd. avg. spread to SOFR on approximately $1.7B of variable rate debt
- Estimated annual interest expense savings of ~$17M
- Added $100M of liquidity
- Satisfied all Term Loan B scheduled prepayments
- Total principal, maturities, and leverage did not materially change

Transaction Summary

I. Raised additional $300M of Term Loan A and increased revolving credit facility capacity by $100M, in conjunction with reducing spread to SOFR by 50 bps and removing 10 bps CSA

II. Used Term Loan A proceeds to prepay ~$300M of Term Loan B principal

III. Term Loan B remainder of $445M reduced spread to SOFR by 100 bps and removed CSA of 10 bps

Description	Original[1]	Current[1]	Delta
Revolver Credit Facility			
Balance	$180	$180	$-
SOFR + bps	SOFR + 335	SOFR + 275	-60 bps
Term A Loans			
Balance	$788	$1,088	$300
SOFR + bps	SOFR + 335	SOFR + 275	-60 bps
Term B Loans			
Balance	$742	$445	($297)
SOFR + bps	SOFR + 485	SOFR + 375	-110 bps
Total			
Balance	$1,710	$1,713	$3
Wtd. Avg. Spread to SOFR	4.00%	3.01%	-0.99%
Total Wtd. Avg. Rate*	8.63%	7.64%	-0.99%

*TSFR 3M: 4.63% as of 10.23.24

(1) Balance and terms represent immediately before and after the transaction

For specific details related to the transaction, refer to the Current Report on Form 8-K filed on Oct. 18, 2024

NCR ATLEOS

NCR Atleos Confidential 17

Raised 2024 EPS Outlook on Strong YTD Performance 18NCR Atleos Confidential $ in millions, except per share amounts Consolidated Updated FY 2024 Targets Previous FY 2024 Targets Low Mid-Point High Revenue ~$4,300 $4,260 $4,300 $4,340 Adjusted EBITDA ~$785 $770 $785 $800 Fully Diluted EPS (non-GAAP) ~$3.12 $2.90 $3.05 $3.20 Adj. Free Cash Flow – Unrestricted ~$205 $190 $205 $220

Outstanding Third Quarter Execution & Financial Results Great Progress on Operational & Strategic Objectives On Track for Strong Finish to 2024 & Momentum into 2025 Raised Full Year Non-GAAP EPS Guidance Takeaways NCR Atleos Confidential 19

SUPPLEMENTARY MATERIALS 20NCR Atleos Confidential

Recurring revenue - all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. Annualized recurring revenue or "ARR"- recurring revenue, excluding software licenses sold as a subscription, for the last three months times four, plus the rolling four quarters for term- based software license arrangements that include customer termination rights. CSA: Credit Spread Adjustments SOFR: Secured Overnight Financing Rate TSFR 3M: Three-Month Secured Overnight Financing Rate LTM - Last twelve months ARPU - average revenue per unit ATM - Automated teller machine ATM as a Service ("ATMaaS") - our turnkey, end-to-end ATM platform solution, whereby we provide comprehensive managed services solutions to financial institutions Liquidity - Borrowing capacity under our senior secured Revolving Credit Facility plus unrestricted cash and cash equivalents Hardware revenue - revenue related to ATM and other hardware sales Services revenue - revenue related to hardware and software maintenance, professional services, and ATMaaS Software revenue - revenue related to software license, software maintenance and professional installation services Transactional revenue - revenue related to payment transaction processing services, interchange and other network revenue as well as Bitcoin-related revenue Certain Terms & Key Performance Indicators (KPIs) 21

While Atleos reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding Atleos' financial results, and are not a substitute for their comparable GAAP measures. Non-GAAP Diluted Earnings Per Share (EPS), Adjusted Gross Margin (non-GAAP), Adjusted Gross Margin Rate (non-GAAP), Adjusted Operating Expenses (non-GAAP), Adjusted Income from Operations (non-GAAP), Adjusted Operating Margin Rate (non-GAAP), Adjusted Interest and Other (Expense) (non- GAAP), Adjusted Income Tax Expense (non-GAAP), Adjusted Effective Income Tax Rate (non-GAAP), and Adjusted Net Income from Continuing Operations Attributable to Atleos (non-GAAP). Atleos’ non-GAAP diluted EPS, adjusted gross margin (non-GAAP), adjusted gross margin rate (non-GAAP), adjusted operating expenses (non-GAAP), operating income (non-GAAP), operating margin rate (non-GAAP), interest and other (expense) (non-GAAP), income tax expense (non-GAAP), adjusted effective income tax rate (non-GAAP), and adjusted net income from continuing operations attributable to Atleos (non-GAAP) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including separation-related costs, amortization of acquisition related intangibles, stock-based compensation expense, transformation and restructuring activities, and Voyix legal and environmental indemnification expense from Atleos’ GAAP earnings per share, gross margin, gross margin rate, expenses, income from operations, operating margin rate, interest and other income (expense), income tax expense, effective income tax rate and net income from continuing operations attributable to Atleos, respectively. Due to the nature of these special items, Atleos' management uses these non- GAAP measures to evaluate year-over-year operating performance. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos' underlying operational performance, as well as consistency and comparability with Atleos' past reports of financial results. Adjusted Free Cash Flow-Unrestricted (FCF). Atleos defines adjusted free cash flow-unrestricted as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus/minus net reductions or reinvestment in the trade receivables facility established in the fourth quarter of 2023 due to fluctuations in the outstanding balance of receivables sold, plus/minus financing payments/receipts of owned ATM capital expenditures, plus pension contributions and pension settlements, and plus legal and environmental indemnification payments made to Voyix. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a reporting period ends. Atleos' management uses adjusted free cash flow-unrestricted to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, adjusted free cash flow-unrestricted indicates the amount of cash generated after capital expenditures, which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have uniform definitions under GAAP and, therefore, Atleos' definitions may differ from other companies' definitions of these measures. NON-GAAP MEASURES 22

Net Debt. Atleos determines Net Debt based on its total debt less cash and cash equivalents, with total debt being defined as total short-term borrowings plus total long-term debt as presented on the face of the Condensed Consolidated Balance Sheets. Atleos believes that Net Debt provides useful information to investors because Atleos’ management reviews Net Debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage. In addition, certain debt rating agencies, creditors and credit analysts monitor Atleos’ Net Debt as part of their assessments of Atleos’ business. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). Atleos determines Adjusted EBITDA based on GAAP Net income attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); plus stock-based compensation expense; plus Voyix legal and environmental indemnification expense; plus other special (expense) income items. These adjustments are considered non-operational or non- recurring in nature and are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker (“CODM”) in evaluating segment performance and are separately delineated to reconcile back to total reported income attributable to Atleos. Atleos uses Adjusted EBITDA to manage and measure the performance of its business segments. Atleos also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. Atleos believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Net Leverage Ratio. Atleos believes that its ratio of Net Debt to Adjusted EBITDA, or Net Leverage Ratio, provides useful information to investors because it is an indicator of the Company's ability to meet its future financial obligations. In addition, the Net Debt to Adjusted EBITDA ratio is a measure frequently used by investors and credit rating agencies. The Net Debt to Adjusted EBITDA ratio is calculated by dividing Net Debt by trailing twelve-month Adjusted EBITDA. Constant Currency. Atleos presents certain financial measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, Atleos' management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. Atleos' management believes that presentation of financial measures without these results is more representative of the Company's period-over-period operating performance, and provides additional insight into historical and/or future performance, which may be helpful for investors. NON-GAAP MEASURES 23

With respect to our Adjusted EBITDA, adjusted free cash flow-unrestricted and non-GAAP diluted earnings per share forward-looking guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income, GAAP cash flow from operating activities and GAAP diluted earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Atleos management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of Atleos' website at www.ncratleos.com. NON-GAAP MEASURES 24

Q3 2024 Q3 2023 % Change Revenue $1,078 $1,067 1% Gross Margin 262 268 (2)% Gross Margin Rate 24.3% 25.1% Operating Expenses 143 177 (19)% % of Revenue 13.3% 16.6% Operating Income 119 91 31% % of Revenue 11.0% 8.5% Interest and other expense, net (82) (1) n/m Income Tax Expense 14 147 Effective Income Tax Rate 37.8% 163.3% Net Income attributable to Atleos $24 $(58) 141% Diluted EPS attributable to Atleos $0.32 $(0.82) 139% $ in millions, except per share amounts Q3 2024 GAAP RESULTS 25

Q3 2024 Q3 2023 % Change Revenue $1,078 $1,067 1% Adjusted Gross Margin (non-GAAP) 286 288 (1)% Adjusted Gross Margin Rate (non-GAAP) 26.5% 27.0% Adjusted Operating Expenses (non-GAAP) 122 114 7% % of Revenue 11.3% 10.7% Adjusted Income from Operations (non-GAAP) 164 174 (6)% % of Revenue (Adjusted Operating Margin Rate) 15.2% 16.3% Adjusted Interest and other expense (non-GAAP) (81) (7) n/m Adjusted Income Tax Expense (non-GAAP) 18 41 (56)% Adjusted Effective Income Tax Rate (non-GAAP) 21.7% 24.6% Adjusted Net Income attributable to Atleos (non-GAAP) $66 $125 (47)% Diluted EPS attributable to Atleos (non-GAAP) $0.89 $1.77 (50)% $ in millions, except per share amounts Q3 2024 OPERATIONAL RESULTS (Non-GAAP) 26

Q3 2024 % of Revenue Q2 2024 % of Revenue Q1 2024 % of Revenue Q3 2023 % of Revenue Net Income Attributable to Atleos (GAAP) $24 2.2% $29 2.7% $(8) (0.8)% $(58) (5.4)% Pension Mark-to-Market Adjustments — — % — — % — — % (6) (0.6)% Transformation & Restructuring Costs 7 0.7% 6 0.6% 1 0.1% 1 0.1% Acquisition-Related Amortization of Intangibles 24 2.2% 23 2.1% 25 2.4% 24 2.2% Acquisition-Related Costs (1) (0.1)% (4) (0.4)% — — % — — % Separation Costs 5 0.5% 6 0.6% 9 0.8% 46 4.3% Interest Expense 79 7.3% 79 7.3% 79 7.5% 6 0.6% Interest Income (1) (0.1)% (2) (0.2)% (2) (0.2)% — — % Depreciation and Amortization 45 4.2% 43 4.0% 44 4.2% 38 3.6% Income Taxes 14 1.3% 4 0.4% 4 0.4% 147 13.8% Stock-Based Compensation Expense 9 0.8% 9 0.8% 10 1.0% 12 1.1% Voyix Environmental Indemnification Expense 2 0.2% — — % — — % — — % Adjusted EBITDA (non-GAAP) $207 19.2% $193 17.9% $162 15.4% $210 19.7% GAAP TO NON-GAAP RECONCILIATION $ in millions 27

Q3 2024 Q3 2023 Income from Operations (GAAP) $119 $91 Transformation and restructuring costs 7 1 Stock-based compensation expense 9 12 Acquisition-related amortization of intangibles 24 24 Separation costs 5 46 Depreciation and Amortization 45 38 Other income (expense), net (3) (1) Non-controlling interest 1 (1) Adjusted EBITDA (non-GAAP) $207 $210 GAAP TO NON-GAAP RECONCILIATION $ in millions 28

GAAP TO NON-GAAP RECONCILIATION $ in millions, except per share amounts Gross Margin Gross Margin rate Operating Expenses Income from operations Interest & Other Expenses, Net Income Tax Expense (Benefit) Effective Income Tax Rate Net Income attributable to Atleos GAAP Results $262 24.3% $143 $119 $(82) $14 37.8% $24 Plus: Special Items Transformation and restructuring costs 2 0.2% (5) 7 — — 7 Stock-based compensation expense 1 0.1% (8) 9 — 1 8 Acquisition-related amortization of intangibles 20 1.8% (4) 24 — 5 19 Acquisition-related costs — —% — — (1) — (1) Separation costs 1 0.1% (4) 5 — — 5 Voyix environmental indemnification expense — —% — — 2 — 2 Valuation allowance and other tax adjustments — —% — — — (2) 2 Non-GAAP Adjusted Results $286 26.5% $122 $164 $(81) $18 21.7% $66 Q3 2024 29

GAAP TO NON-GAAP RECONCILIATION Q3 2024 Q2 2024 Q1 2024(1) GAAP Diluted Earnings per Share $0.32 $0.39 $(0.11) Plus: Special Items Transformation and restructuring costs 0.09 0.07 0.01 Stock-based compensation expense 0.11 0.11 0.12 Acquisition-related amortization of intangibles 0.25 0.23 0.25 Acquisition-related costs (0.01) (0.04) — Separation costs 0.07 0.05 0.10 Voyix environmental indemnification expense 0.03 — — Valuation allowance and other tax adjustments 0.03 — 0.04 Non-GAAP Diluted Earnings per Share $0.89 $0.81 $0.41 30 (1) For the three months ended March 31, 2024, due to the net loss attributable to Atleos common stockholders, potential common shares that would have caused dilution, such as restricted stock units and stock options, have been excluded from the GAAP diluted share count because their effect would have been anti-dilutive. The dilutive impact of these shares are included in the calculation of non-GAAP diluted EPS. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

NCR ATLEOS

GAAP TO NON-GAAP RECONCILIATION

Q3 2023

$ in millions, except per share amounts

	Gross Margin	Gross Margin rate	Operating Expenses	Income from operations	Interest & Other Expenses, Net	Income Tax Expense (Benefit)	Effective Income Tax Rate	Net Income (Loss) attributable to Atleos
GAAP Results	**$268**	**25.1%**	**$177**	**$91**	**$(1)**	**$147**	**163.3%**	**$(58)**
Plus: Special Items								
Transformation and restructuring costs	—	—%	(1)	1	—	—		1
Stock-based compensation expense	5	0.5%	(7)	12	—	1		11
Acquisition-related amortization of intangibles	15	1.4%	(9)	24	—	5		19
Separation costs	—	—%	(46)	46	—	(110)		156
Pension market-to-market adjustments	—	—%	—	—	(6)	(2)		(4)
Non-GAAP Adjusted Results	**$288**	**27.0%**	**$114**	**$174**	**$(7)**	**$41**	**24.6%**	**$125**

(1) On October 16, 2023, the date of Separation, 70.6 million shares of Atleos' Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three months ended September 30, 2023, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation.

NCR ATLEOS

31

NCR ATLEOS

Q3 2024 SEGMENT RESULTS - GAAP*

$ in millions

	Self-Service Banking	Network	T&T	Other(1)	Corporate(2) Unallocated	Total
Product Revenue	$211	$14	$2	$8	$—	**$235**
Service Revenue	$466	$318	$44	$15	$—	**$843**
Total Revenue	$677	$332	$46	$23	$—	**$1,078**
Cost of Products	$167	$13	$3	$7	$11	**$201**
Cost of Services	$315	$235	$30	$13	$22	**$615**
SG&A and R&D Expenses(3)	$44	$31	$4	$1	$63	**$143**
Income from Operations	$151	$53	$9	$2	$(96)	**$119**

* Figures presented in this table are calculated in accordance with U.S. GAAP. In accordance with ASC 280, Segment Reporting, the Company uses Adjusted EBITDA to assess segment performance and allocate the Company resources. No other measures, including income from operations, are considered by management in assessing performance nor does the chief operating decision maker use income from operations when assessing performance. Therefore, Adjusted EBITDA is considered the Company's GAAP measure of segment profit or loss. The supplementary segment-level information included on this slide is provided for modeling purposes only.

(1) Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. For periods after the separation from Voyix, Other also includes revenues from commercial agreements with Voyix.

(2) Corporate includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment.

(3) Selling, general and administrative expenses is presented as "SG&A" and research and development expenses is presented as "R&D" above.

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32

NCR ATLEOS

Q3 2024 SEGMENT RESULTS - NON-GAAP

$ in millions

	Self-Service Banking	Network	T&T	Other[1] [4]	Corporate[2] [4] Unallocated	Total[4]
Product Revenue	$211	$14	$2	$8	$—	**$235**
Service Revenue	$466	$318	$44	$15	$—	**$843**
Total Revenue	$677	$332	$46	$23	$—	**$1,078**
Adjusted Cost of Products (non-GAAP)	$167	$13	$3	$7	$11	**$201**
Adjusted Cost of Services (non-GAAP)	$313	$216	$30	$13	$19	**$591**
Adjusted SG&A and R&D Expenses[3] (non-GAAP)	$44	$27	$4	$1	$46	**$122**
Adjusted Income from Operations (non-GAAP)	$153	$76	$9	$2	$(76)	**$164**
Adjusted EBITDA[4]	$167	$103	$9	$3	$(75)	**$207**

(1) Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. For periods after the separation from Voyix, Other also includes revenues from commercial agreements with Voyix.

(2) Corporate includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment.

(3) Selling, general and administrative expenses is presented as "SG&A" and research and development expenses is presented as "R&D" above.

(4) In accordance with ASC 280, Segment Reporting, the Company uses Adjusted EBITDA to measure segment performance. Therefore, Adjusted EBITDA for the reportable segments is considered its GAAP measure of segment profit or loss. We have provided Adjusted EBITDA for Other, Corporate and Total Company on a supplementary basis in order to facilitate a reconciliation of total Adjusted EBITDA to consolidated net income. Supplementary segment-level information provided on this slide is for modeling purposes only and is not considered by Company management in assessing segment performance.

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33

GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Separation Costs Non-GAAP Self Service Banking $167 $— $— $— $— $167 Network 13 — — — — 13 T&T 3 — — — — 3 Other 7 — — — — 7 Corporate Unallocated 11 — — — — 11 Total Cost of Products $201 $— $— $— $— $201 Self Service Banking $315 $(1) $— $(1) $— $313 Network 235 — — (19) — 216 T&T 30 — — — — 30 Other 13 — — — — 13 Corporate Unallocated 22 (1) (1) — (1) 19 Total Cost of Services $615 $(2) $(1) $(20) $(1) $591 Self Service Banking $44 $— $— $— $— $44 Network 31 (1) — (3) — 27 T&T 4 — — — — 4 Other 1 — — — — 1 Corporate Unallocated 63 (4) (8) (1) (4) 46 Total SG&A and R&D Expenses $143 $(5) $(8) $(4) $(4) $122 Self Service Banking $151 $1 $— $1 $— $153 Network 53 1 — 22 — 76 T&T 9 — — — — 9 Other 2 — — — — 2 Corporate Unallocated (96) 5 9 1 5 (76) Total Income from Operations $119 $7 $9 $24 $5 $164 Q3 2024 GAAP* TO NON-GAAP Segment Reconciliation $ in millions 34 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary segment-level information provided on the preceding slides and the adjustments to arrive at the non-GAAP amounts.

GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Separation Costs Non-GAAP GROSS PROFIT(1) Software and Services $183 $1 $— $— $— $184 Transactional 79 — — 20 — 99 Hardware 30 — — — — 30 Corporate unallocated (33) 1 1 — 1 (30) Total Core Gross Profit(1) 259 2 1 20 1 283 Other - Voyix 3 — — — — 3 Total Atleos Gross Profit(1) $262 $2 $1 $20 $1 $286 Q3 2024 GAAP* TO NON-GAAP Product Reconciliation $ in millions 35 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Non-GAAP GROSS PROFIT(1) Software and Services $170 $— $— $(1) $169 Transactional 76 — — 20 96 Hardware 37 — — — 37 Corporate unallocated (34) 3 1 — (30) Total Core Gross Profit(1) 249 3 1 19 272 Other 4 — — — 4 Total Atleos Gross Profit(1) $253 $3 $1 $19 $276 Q2 2024 GAAP* TO NON-GAAP Product Reconciliation $ in millions 36 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

GAAP* Stock Based Compensation Acquisition Related Amortization of Intangibles Non-GAAP GROSS PROFIT(1) Software and Services $162 $— $1 $163 Transactional 62 — 21 83 Hardware 29 — — 29 Corporate unallocated (38) 1 — (37) Total Core Gross Profit(1) 215 1 22 238 Other 6 — — 6 Total Atleos Gross Profit(1) $221 $1 $22 $244 Q1 2024 GAAP* TO NON-GAAP Product Reconciliation $ in millions 37 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

Q3 2024 Q2 2024 Q1 2024 YTD 2024 Cash provided by operating activities $107 $9 $148 $264 Total capital expenditures $(33) $(32) $(30) $(95) Pension contributions $1 $— $1 $2 Restricted cash settlement activity $(37) $7 $(18) $(48) Transfer of temporary funds back to Voyix(1) $— $32 $(32) $— Adjusted Free Cash Flow-Unrestricted $38 $16 $69 $123 $ in millions GAAP TO NON-GAAP RECONCILIATION 38 (1) As of March 31, 2024, cash provided by operating activities included approximately $32 million of cash related to a temporary transfer of funds from Voyix in March, which was remitted back to Voyix in April.

Q3 2024 Results % Change as Reported Favorable (Unfavorable) FX Impact % Change Adjusted Constant Currency Consolidated Revenue 1% (3)% 4% Recurring Revenue 3% (3)% 6% $ in millions, except percentages and per share amounts RECONCILIATION OF CONSTANT CURRENCY 39

THANK YOU 40NCR Atleos Confidential